UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 20, 2012

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	27-2166630 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 to the Current Report on Form 8-K filed by the registrant on March 21, 2012 is being filed solely to amend a typographical error which incorrectly reported the amount accepted for purchase pursuant to the tender offer described herein as $321,421,391 instead of the correct amount of $231,421,391.

Item 8.01        Other Events.

On March 20, 2012, the subsidiary of Spectrum Brands Holdings, Inc., Spectrum Brands, Inc. (“Spectrum”), announced the closing of its offering of $300 million aggregate principal amount of its 6.750% Senior Notes due 2020 (the “Notes”). Together with the closing of the Notes, Spectrum announced that it had accepted for purchase, pursuant to its previously disclosed tender offer, $231,421,391 aggregate principal amount of its 12% Senior Subordinated Toggle Notes due 2019 (the “12% Notes”).  The tender offer for its 12% Notes expires at midnight, New York City time, on March 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan Fagre
Name:	Nathan Fagre
Title:	General Counsel and Secretary

Dated:  March 21, 2012